EXHIBIT 31.2

CERTIFICATION

I, Richard A. Robert, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Vanguard Natural Resources, LLC;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 4, 2010

/s/ Richard A. Robert
Richard A. Robert

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)
Vanguard Natural Resources, LLC